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                                                                    EXHIBIT 10B



                                      LOGO
                                PROVIDENT MUTUAL

                  1050 WESTLAKES DRIVE, BERWYN, PA 19312-2419
                  TELEPHONE (610) 407-1717, FAX (610) 407-1438


                                                                April 30, 1998

Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312


Gentlemen:

I hereby consent to the use of my name under the heading "Experts" in the Prospectus filed as part of Post-Effective Amendment No. 5 on Form N-4 (File No. 33-70926) for the Provident Mutual Variable Annuity Separate Account.





                                                Very truly yours,

                                                /s/ SCOTT V. CARNEY
                                                --------------------------
                                                Scott V. Carney, FSA, MAAA
                                                Vice President & Actuary



             A HERITAGE OF STRENGTH FOR TOMORROW'S FINANCIAL NEEDS